                                AMENDMENT NO. [2]
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                             (INVESTOR CLASS SHARES)


         The Amended and Restated Master Distribution Plan (the "Plan"), effective July 1, 2004, pursuant to Rule 12b-1, is hereby amended, effective April 29, 2005, as follows:

WHEREAS, on February [ ], 2005, the Boards of Trustees of AIM Funds Group and AIM Equity Funds approved the addition of AIM Basic Balanced Fund and AIM Diversified Dividend Fund, respectively, to the Plan;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                             (INVESTOR CLASS SHARES)



AIM COMBINATION STOCK & BOND FUNDS
----------------------------------

PORTFOLIO - INVESTOR CLASS SHARES

AIM Core Stock Fund
AIM Total Return Fund

AIM EQUITY FUNDS
----------------

PORTFOLIO - INVESTOR CLASS SHARES

AIM Diversified Dividend Fund
AIM Large Cap Growth Fund

AIM FUNDS GROUP
---------------

PORTFOLIO - INVESTOR CLASS SHARES

AIM Basic Balanced Fund

AIM INTERNATIONAL MUTUAL FUNDS
------------------------------

PORTFOLIO - INVESTOR CLASS SHARES

AIM European Growth Fund

AIM INVESTMENT SECURITIES FUNDS
-------------------------------

PORTFOLIO - INVESTOR CLASS SHARES

AIM High Yield Fund
AIM Income Fund
AIM Intermediate Government Fund
AIM Municipal Bond Fund
AIM Real Estate Fund

AIM SECTOR FUNDS
----------------

PORTFOLIO - INVESTOR CLASS SHARES

AIM Technology Fund

AIM STOCK FUNDS
---------------

PORTFOLIO - INVESTOR CLASS SHARES

AIM Dynamics Fund
AIM Small Company Growth Fund"



All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: April 29, 2005






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